Exhibit 99.1

Firefly Aerospace Closes Acquisition of SciTec National Security Technology Company

Acquisition accelerates Firefly’s strategic growth plan, adding mission-proven defense software, big data processing, and state-of-the-art classified facilities

CEDAR PARK, Texas, November 5, 2025 – Firefly Aerospace (Nasdaq: FLY), a market leading space and defense technology company, today announced the successful completion of its acquisition of SciTec, Inc., a leader in advanced national security technologies. The purchase price consisted of a combination of cash and Firefly common stock paid to SciTec owners for the acquisition, which was first announced on October 5.

“Today marks the next era of Firefly with full-service hardware and software for our space and defense customers,” said Jason Kim, CEO of Firefly Aerospace. “SciTec brings more than four decades of experience supporting high-stakes national security missions with industry-leading software applications and big data processing capabilities that are highly complementary of Firefly’s launch, lunar, and in-space vehicles. Together, Firefly and SciTec bring the talent and tech to support the most critical national security programs and deliver the future of edge processing for dynamic space operations.”

The acquisition’s key strategic benefits include the following.

•

Critical Defense Software: Bolsters Firefly’s hardware with AI-enabled defense software proven in operations for missile warning and defense; intelligence, surveillance and reconnaissance; space domain awareness; remote sensing and analysis; and autonomous command and control.

•

Big Data Processing: Adds cloud-based, on-premise, and edge processing of high-volume data at rate from satellites across all orbits to enable rapid decision making for warfighters, support critical national security applications, and unlock new service categories for commercial and Moon to Mars missions.

•

National Security Programs: Advances Firefly’s defense capabilities for critical national security programs, including Golden Dome, with a full suite of hardware and software for space-based interceptor missions, hypersonic test missions, space domain awareness missions, and more.

•

Data and Software Experts: Adds more than 475 employees with multi-phenomenology systems proficiency, software developer expertise, and technical expertise to deliver on a range of high-stakes classified missions.

•

State-of-the Art Facilities: Adds data centers, modeling and simulation labs, mission operations centers, and classified infrastructure with six locations strategically positioned near key space and defense customers.

•	Robust Contracts: Brings robust contracts with growing revenue in support of the intelligence community, defense and national security agencies, and commercial customers.

“We’re proud to officially join the Firefly team and look forward to combining our software and hardware capabilities to bolster our existing services and create new industry-leading categories for space and defense customers,” said Jim Lisowski, CEO SciTec. “Both companies have become known for executing incredibly difficult missions from delivering a modernized missile warning system to successfully landing on the Moon. Together we’ll be unstoppable.”

SciTec will operate as a Firefly subsidiary under its current business model led by Jim Lisowski, current CEO of SciTec, who reports to Firefly’s CEO Jason Kim.

About Firefly Aerospace

Firefly Aerospace is a space and defense technology company that enables government and commercial customers to launch, land, and operate in space – anywhere, anytime. As the partner of choice for responsive space missions, Firefly is the only commercial company to launch a satellite to orbit with approximately 24-hour notice. Firefly is also the only company to achieve a fully successful landing on the Moon. Established in 2017, Firefly’s engineering, manufacturing, and test facilities are co-located in central Texas to enable rapid innovation. The company’s small- to medium-lift launch vehicles, lunar landers, and orbital vehicles are built with common flight-proven technologies to enable speed, reliability, and cost efficiencies for each mission from low Earth orbit to the Moon and beyond. For more information, visit www.fireflyspace.com.

Forward-Looking Statements

This press release contains “forward-looking statements” including, but not limited to, statements regarding the acquisition of SciTec, the expected benefits of the acquisition and other statements regarding Firefly’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “expects,” “plans,” “anticipates,” “could,” “would,” “intends,” “believes,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. These statements are based on management’s current expectations, assumptions, and beliefs concerning future developments, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. These uncertainties and risks include, but are not limited to: potential litigation relating to, or other unexpected costs resulting from, the acquisition; the diversion of management’s time on transaction-related issues; our ability to effectively realize the expected benefits of the SciTec acquisition; failure to manage our growth effectively and our ability to achieve and maintain profitability; the market for commercial launch services for small- and medium-sized payloads not achieving the growth potential we expect; the failure of our information technology systems, physical or electronic security protections; and the other risks and uncertainties set forth in our filings with the Securities and Exchange Commission. We cannot assure you that the events reflected in the forward-looking statements will occur, and actual events could differ materially from those described in the forward-looking statements. Any forward-looking statement speaks only as of the date as of which such statement is made, and except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Media Contact

press@fireflyspace.com

###